UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

FSP GALLERIA NORTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-51940	20-1641289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

FSP Galleria North Corp. (the “Registrant”) is a Delaware corporation formed to purchase, own and operate a sixteen-story Class “A” office tower containing approximately 379,518 rentable square feet of space located on approximately 4.8 acres of land in Dallas, Texas (the “Property”).  The Registrant operates in a manner intended to qualify as a real estate investment trust, or REIT, for federal income tax purposes. The Registrant acquired the Property through a limited partnership, FSP Galleria North Limited Partnership (the “Property Owner”), of which the Registrant is the sole limited partner and of which FSP Galleria North LLC, a wholly-owned subsidiary of the Registrant, is the sole general partner. The sole business of the Property Owner is to own and operate the Property; the sole business of each of FSP Galleria North LLC and the Registrant is to hold the equity interests of the Property Owner.

Effective February 16, 2012, the Property Owner and DealerTrack, Inc. (“DealerTrack”) entered into an Office Lease Agreement (the “Lease”) whereby DealerTrack will lease an aggregate of approximately 59,152 square feet of space at the Property from the Property Owner. The space consists of a portion of the second floor, all of the third floor and all of the fourth floor and amounts to approximately 15.6% of the Property’s rentable area. The commencement date of the Lease is expected to be on or about August 1, 2012 and the term of the lease is 130 months from the commencement date. DealerTrack has the right to extend the term of the Lease for two additional periods of five years each at prevailing market rental rates. DealerTrack has a right of first refusal to lease any available space on the fifth floor and an expansion option that expires on the fourth anniversary of the commencement date relating to the fifth floor. DealerTrack also has a one-time early termination right exercisable at the end of the 91st lease month upon delivery of prior written notice and payment to the Property Owner of an $861,308 termination fee.

Rent consists of base rental, DealerTrack’s electricity costs and DealerTrack’s share of basic operating costs and taxes above the initial base year of 2012. Base rental increases during the term of the Lease and includes “free-rent” periods during lease months 1-7 and lease months 92-94. The Property Owner is also obligated to fund an improvement allowance of up to $1,478,800 on or before December 31, 2012.

The Lease is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Lease is qualified in its entirety by the complete text of the Lease filed herewith.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

See Exhibit Index attached hereto.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSP GALLERIA NORTH CORP.

Date: February 23, 2012	By: /s/ George J. Carter
George J. Carter President and Chief Executive Officer

3

EXHIBIT INDEX

Exhibit No.	Description

10.1	Office Lease Agreement between FSP Galleria North Limited Partnership and DealerTrack, Inc. dated effective February 16, 2012

4